Exhibit 4.2

AMENDMENT TO

AMENDED AND RESTATED RIGHTS AGREEMENT

OF

TERRAN ORBITAL CORPORATION

This AMENDMENT, dated as of August 15, 2024 (this “Amendment”), is made to the Amended and Restated Rights Agreement, dated as of April 18, 2024, by and between Terran Orbital Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as the Rights Agent (“Continental”) (such agreement, the “Rights Agreement”).

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger with Lockheed Martin Corporation, a Maryland corporation (“Parent”), and Tholian Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) (as the same may be amended from time to time, the “Merger Agreement”);

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent and certain directors and officers of the Company intend to enter into Voting and Support Agreements to be dated the date hereof (collectively and as the same may be amended from time to time, the “Voting Agreements”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, and Continental shall, if so directed by the Company, from time to time, supplement or amend the Rights Agreement;

WHEREAS, pursuant to this Amendment, the Company desires to amend the Rights Agreement to render such agreement inapplicable to the Merger (as defined in the Merger Agreement), the other transactions contemplated by the Merger Agreement, the Voting Agreements and the transactions contemplated by the Voting Agreements;

WHEREAS, the Board of Directors of the Company has approved this Amendment and the execution and delivery hereof and the Company has submitted this Amendment to the Rights Agreement for execution; and

WHEREAS, this Amendment is in compliance with the terms of Section 27 of the Rights Agreement and the Rights Agent is hereby directed to execute this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the Company and Continental hereby agree as follows:

1. Amendment to Rights Agreement. The Rights Agreement is hereby amended as follows:

a.
the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of the Voting Parties, or any Affiliate or Associate of Parent, Merger Sub or any of the Voting Parties, shall be deemed to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person, either individually or collectively, by virtue of any Permitted Event.”

Exhibit 4.2

b.
the following definitions shall be added to Section 1 of the Rights Agreement, in alphabetical order with the other definitions contained therein, and the remaining sections shall be renumbered accordingly:

“Merger” shall have the meaning assigned to such term in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 15, 2024, by and among Parent, Company, and Merger Sub.

“Merger Sub” shall mean Tholian Merger Sub, Inc., a Delaware corporation.

“Parent” shall mean Lockheed Martin Corporation, a Maryland corporation.

“Permitted Event” shall mean (i) the announcement of the Merger, the Merger Agreement or any of the Voting Agreements, (ii) the entry into or execution or delivery of the Merger Agreement, (iii) the consummation of the Merger or of any of the other transactions contemplated by the Merger Agreement, (iv) the entry into or execution or delivery of any of the Voting Agreements, (v) the consummation of any of the transactions contemplated by any of the Voting Agreements, (vi) the entry into or execution or delivery of any other contract or instrument in connection with the Merger Agreement or any Voting Agreements (including, without limitation the entry into or execution or delivery of any amendment to the Merger Agreement or any Voting Agreement) or the consummation of any of the transactions contemplated thereby, (vii) any approval, adoption, vote or consent given in respect of, in relation to or pursuant to any of the foregoing clauses (i) through (vi) or (viii) the acquisition by any of Parent, Merger Sub or any of the Voting Parties, or by any Affiliate or Associate of Parent, Merger Sub or any of the Voting Parties, of beneficial ownership of any Common Shares or other securities, or any such Person’s right to acquire beneficial ownership of any Common Shares or other securities, as a result of any act, matter or transactions contemplated by any of the foregoing clauses (i) through (vii).”

“Voting Agreements” shall, collectively, mean each of the Voting and Support Agreements, dated as of August 15, 2024, by and among the Company, Parent and certain directors and officers of the Company.

“Voting Parties” shall mean each of the directors and officers of the Company that is or becomes party to any of the Voting Agreements.

c.
The definition of “Definitive Acquisition Agreement” in Section 1(k) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Definitive Acquisition Agreement shall not include (i) the Merger Agreement, (ii) any of the Voting Agreements or (iii) any amendment to or amendment and restatement of the Merger Agreement or any of the Voting Agreements, or any amended or amended and restated Merger Agreement or Voting Agreement.”

d.
The definition of “Distribution Date” in Section 1(m) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of any Permitted Event.”

Exhibit 4.2

e.
The definition of “Qualifying Offer” in Section 1(y) of the Rights Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of the Merger Agreement or any of the Voting Agreement, any of the transactions contemplated by the Merger Agreement or any of the Voting Agreements or any offer in respect of any of the foregoing shall be deemed to be a Qualifying Offer, and each of the foregoing shall be exempt from the terms of this Agreement applicable to or implicated by a Qualifying Offer.”

f.
The definition of “Shares Acquisition Date” in Section 1(jj) of the Rights Agreement is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred by virtue of any Permitted Event.”

g.
Section 7 of the Rights Agreement is amended by adding the following to the end of the last sentence of subsection (a):

“; provided, however, that notwithstanding anything in this Agreement to the contrary, if the Expiration Date shall not have previously occurred, the Expiration Date shall occur immediately prior to the Effective Time (as defined in the Merger Agreement) and the Rights shall expire in their entirety and not be exercisable from and after such time without any payment being made in respect thereof.”

h.
Section 29 of the Rights Agreement is amended to read in its entirety as follows:

“Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to (i) give to any Person other than the Company any legal or equitable right, remedy or claim in respect of any Permitted Event or (ii) otherwise give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).”

i.
The Rights Agreement is amended by inserting the following, immediately following the end of Section 34, as new Section 35:

“Section 35. Exception For Merger Agreement. Notwithstanding any provision of this Agreement to the contrary: (i) no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3, 6, 7, 11 or 13 (or any other provision) of this Agreement, and no adjustment hereunder shall occur under any such provision or other under this Agreement, in each case by virtue of any Permitted Event and (ii) this Agreement shall automatically terminate (without any further action of the parties hereto) immediately prior to the Effective Time (as defined in the Merger Agreement).”

2. Effective Date; Certification. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendments and supplements to

Exhibit 4.2

the Rights Agreement set forth in this Amendment are in compliance with the terms of Section 27 of the Rights Agreement, and the certification contained in this Section 2 shall constitute the certification required by Section 27 of the Rights Agreement.

3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts made and to be performed entirely within such State.

4. Severability. The terms, provisions, covenants or restrictions of this Amendment shall be deemed severable, and the invalidity or unenforceability of any term, provision, covenant or restriction shall not affect the validity or enforceability of any other term, provision, covenant or restriction hereof. If any term, provision, covenant or restriction of this Amendment, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable term, provision, covenant or restriction shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable term, provision, covenant or restriction and (b) the remainder of this Amendment and the application of such term, provision, covenant or restriction to other Persons (as defined in the Rights Agreement) or circumstances shall not be affected by such invalidity or unenforceability.

5. Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

6. No Other Effect. Except as set forth herein, the Rights Agreement shall not be supplemented or amended by virtue of this Amendment and shall remain in full force and effect as amended hereby.

7. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

Exhibit 4.2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Terran Orbital Corporation
By:	/s/ Marc Bell
	Name:	Marc Bell
	Title:	Chairman and Chief Executive Officer

Continental Stock Transfer & Trust Company, as Rights Agent
By:	/s/ Douglas Reed
	Name:	Douglas Reed
	Title:	Vice President

[Signature Page to the Amendment to Amended and Restated Rights Agreement]